Exhibit 99.4

Pictureworks International Holdings Limited

c/o Unit C-2-01, Level 2, Capital 3,

Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara,

47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia.

03-7651 0188

February 5, 2024

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Pictureworks International Holdings Limited
Registration Statement on Form F-1
(CIK Number: 0001983022)
Representations Made Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

To whom it may concern:

Pictureworks International Holdings Limited is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares (the “Offering”), the Company hereby respectfully makes the representations to the Securities and Exchange Commission (the “Commission”) required by Instruction 2 to Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, a company may comply with only the 15-month requirement in Item 8.A.4 of Form 20-F if the company is able to make the representations specified by Instruction 2 to Item 8.A.4 of Form 20-F.

The Company’s filing of the registration statement on Form F-1 (the “Registration Statement”) on the date hereof contained audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America for the years ended December 31, 2022 and 2021 and unaudited financial statements for the six months ended June 30, 2023.

In submitting the Registration Statement, the Company is complying with the 15-month requirement, rather than the 12-month requirement, with respect to the last year of audited financial statements. The Company is submitting this representation letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	the Company is not required by any jurisdiction outside of the United States to issue audited financial statements as of a date not older than 12 months at the time this document is submitted;

2.	compliance with the 12-month requirement in Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company;

3.	the Company does not anticipate that its audited financial statements for the year ended December 31, 2023 will be available until April 2024; and

4.	in no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact the undersigned at alvin.cheah@pictureworks.com or the Company’s counsel Louise Liu of Morgan, Lewis & Bockius at louise.liu@morganlewis.com if you have any questions regarding the foregoing.

Very truly yours,

Pictureworks International Holdings Limited

By:	/s/ Alvin Cheah
Name:	Alvin Cheah
Title:	Chief Financial Officer

cc:	Cheong Chia Chou, Executive Chairman and Director, Pictureworks International Holdings Limited
Sharon Tse, Managing Director and Chief Executive Officer, Pictureworks International Holdings Limited
Alvin Cheah, Chief Financial Officer, Pictureworks International Holdings Limited
Ms. Louise L. Liu, Morgan, Lewis & Bockius
Mr. Adam Sun, Onestop Assurance PAC